EXHIBIT 4.4

EXECUTION VERSION

2015-B EXCHANGE NOTE SUPPLEMENT

to

AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

dated as of December 1, 2006

among

CAB EAST LLC,

CAB WEST LLC and

FCALM, LLC,

as Borrowers,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,

HTD LEASING LLC,
as Collateral Agent

and

FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer

Dated as of October 1, 2015

i

Schedule A	Collateral Leases and Collateral Leased Vehicles in 2015-B Reference Pool	SA-1
Exhibit A	Form of 2015-B Exchange Note	EA-1
Appendix 1	Usage and Definitions	A1-1

ii

2015-B EXCHANGE NOTE SUPPLEMENT, dated as of October 1, 2015 (this “Supplement”), among CAB EAST LLC, a Delaware limited liability company, CAB WEST LLC, a Delaware limited liability company, and FCALM, LLC, a Delaware limited liability company, as borrowers (each, a “Borrower” and collectively, the “Borrowers”), FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and not in its individual capacity, and HTD LEASING LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent”).

BACKGROUND

Section 4.01 of the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Borrowers, the Lender and Servicer, the Administrative Agent and the Collateral Agent provides that the parties to the Credit and Security Agreement may at any time and from time to time enter into a supplement to the Credit and Security Agreement for the purpose of authorizing the issuance, execution and authentication of one or more Exchange Notes.

The Lender has delivered the notice required by Section 4.02(e)(i) of the Credit and Security Agreement and enters into this Supplement as required by Section 4.02(e)(ii) of the Credit and Security Agreement to provide for the issuance, authentication and delivery of the 2015-B Exchange Note.

The parties to this Supplement wish to create the 2015-B Exchange Note and specify its principal terms.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.           Usage and Definitions.  Capitalized terms used but not otherwise defined in this Supplement are defined in Appendix 1 or, if not defined in Appendix 1, are defined in Appendix A to the Credit and Security Agreement.  Appendix A also contains rules of usage applicable to this Supplement and is incorporated by reference into this Supplement.

ARTICLE II
THE 2015-B EXCHANGE NOTE

Section 2.1.           Creation and Designation.

(a)           By this Supplement, there is created an Exchange Note to be issued under the Credit and Security Agreement and this Supplement and to be known as the “2015-B Exchange Note.”

(b)           The terms of the 2015-B Exchange Note are as follows:

(i)    the Exchange Note Issuance Date is October 27, 2015;

(ii)   the Exchange Note Initial Principal Balance for the 2015-B Exchange Note is $1,030,927,835.05;

(iii)  the Cutoff Date for the 2015-B Reference Pool is October 1, 2015;

(iv)  the Exchange Note Interest Rate for the 2015-B Exchange Note is 2.45%;

(v)   the Final Scheduled Payment Date for the 2015-B Exchange Note is April 15, 2020; and

(vi)  the 2015-B Exchange Note will be issued as a single class.

Section 2.2.           Form of Execution, Authentication and Delivery of the 2015-B Exchange Note; Delivery and Payment for the 2015-B Exchange Note.

(a)           The 2015-B Exchange Note, together with the Administrative Agent’s certificate of authentication on the 2015-B Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A and will satisfy the requirements of Sections 4.01 and 4.02 of the Credit and Security Agreement.  The 2015-B Exchange Note may be Transferred only in whole and not in part.

(b)           Each of the Borrowers and the other parties to this Supplement will execute or acknowledge, as applicable, and the Borrowers will deliver to the Administrative Agent (i) the 2015-B Exchange Note for authentication and (ii) this Supplement, and following receipt thereof and satisfaction of the conditions set forth in Section 4.02(e) of the Credit and Security Agreement, the Administrative Agent will (A) acknowledge this Supplement and (B) authenticate and deliver the 2015-B Exchange Note in accordance with Section 4.02(f) of the Credit and Security Agreement.

(c)           Each of the Borrowers represents and warrants that on satisfaction of the conditions set forth in Sections 2.2(a) and (b), the 2015-B Exchange Note will have been duly authorized, executed and delivered under this Supplement.

(d)           The 2015-B Exchange Note will state that (i) if an Insolvency Event occurs for any of the Borrowers, any claim that the 2015-B Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the 2015-B Reference Pool (except to the extent of the 2015-B Shared Amounts), (ii) if, notwithstanding clause (i), the 2015-B Exchange Noteholder is deemed to have any claim against the assets of the Borrowers other than the assets included in the 2015-B Reference Pool, the claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements and (iii) the recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

(e)           Because FCALM, LLC does not own any of the Collateral Leases or Collateral Leased Vehicles that are included in the 2015-B Reference Pool, the parties to this Supplement agree that FCALM, LLC’s execution of the 2015-B Exchange Note will be in the form of an acknowledgment and consent.

Section 2.3.           Transfer Restrictions on the 2015-B Exchange Note.  By acceptance of the 2015-B Exchange Note, the 2015-B Exchange Noteholder agrees with and makes, as of the date of this Supplement, the representations set forth in Section 4.04(f) of the Credit and Security Agreement.

Section 2.4.           Interest Payments on the 2015-B Exchange Note.  For each Payment Date, the amount of interest due on the 2015-B Exchange Note (the “Accrued Exchange Note Interest”) will be an amount equal to the sum of the Exchange Note Monthly Interest and the Exchange Note Interest Shortfall.  For each Payment Date, (a) the “Exchange Note Monthly Interest” will be an amount equal to the aggregate amount of interest accrued on the Exchange Note Balance of the 2015-B Exchange Note at the Exchange Note Interest Rate for the related Exchange Note Interest Period and (b) the “Exchange Note Interest Shortfall” will be an amount equal to the excess, if any, of the Accrued Exchange Note Interest for the preceding Payment Date over the amount of interest that was paid to the 2015-B Exchange Noteholder on that preceding Payment Date, together with interest on that excess amount, to the extent lawful, at the Exchange Note Interest Rate for the related Exchange Note Interest Period.

Section 2.5.           Payments of Principal on the 2015-B Exchange Note.

(a)           For each Payment Date, the amount of principal payable on the 2015-B Exchange Note (the “Exchange Note Principal Payment Amount”) will be an amount equal to the excess of (i) the aggregate Note Balance of the Notes (or, if the Issuer is no longer the 2015-B Exchange Noteholder as endorsee, the Exchange Note Balance) as of the preceding Payment Date (or, for the first Payment Date, the 2015-B Closing Date) over (ii)(A) the Pool Balance as of the first day of the Collection Period that includes the Payment Date minus (B) the Targeted Overcollateralization Amount.  The entire outstanding Exchange Note Balance will become due and payable on the Exchange Note Final Scheduled Payment Date.

(b)           Notwithstanding the foregoing, the entire unpaid Exchange Note Balance will be due and payable on the date on which an Exchange Note Default on the 2015-B Exchange Note has occurred and is continuing, and the 2015-B Exchange Noteholder has declared the 2015-B Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.

Section 2.6.           Reserve Account.

(a)           In connection with the issuance of the 2015-B Exchange Note, the Servicer will establish a segregated trust account under the Servicing Supplement which will be designated as the “Reserve Account.”

(b)           On the 2015-B Closing Date, the Depositor will deposit, or cause to be deposited, the Required Reserve Amount in the Reserve Account.

(c)           On each Payment Date, the Indenture Trustee will deposit in the Reserve Account all amounts available in accordance with Section 5.1(d) until the amount on deposit in the Reserve Account is equal to the Required Reserve Amount.

(d)           On each Payment Date, the Indenture Trustee will withdraw the Reserve Account Draw Amount from the Reserve Account and apply that amount in accordance with Section 5.1.

(e)           Following the liquidation of the 2015-B Collateral on the occurrence of any Event of Default that has resulted in an acceleration of the Notes, the Indenture Trustee will apply all amounts then in the Reserve Account (other than investment earnings) in accordance with Section 8.2(d) of the Indenture.

(f)            The Indenture Trustee will transfer all funds in the Reserve Account to the Depositor or, if the Depositor has notified the Indenture Trustee of the establishment of the Trust Distribution Account, to the Trust Distribution Account, on the earlier of: (i) the first Payment Date on or after which the Servicer has deposited in the Collection Account the Exchange Note Purchase Price in accordance with Section 5.1(a) of the Servicing Supplement in connection with its exercising its option to acquire the 2015-B Exchange Note under Section 5.1 of the Servicing Supplement and (ii) the date on which the Note Balance of the Notes and of all other amounts owing or to be distributed to the 2015-B Secured Parties under the Indenture and this Supplement are paid in full.

ARTICLE III
THE 2015-B REFERENCE POOL

Section 3.1.           The 2015-B Reference Pool.

(a)           The 2015-B Exchange Note will be payable primarily from Collections on the Collateral Leases and Collateral Leased Vehicles included in the 2015-B Reference Pool in accordance with the priorities set forth in Section 5.1.  For purposes of determining the Collections that are applicable to the 2015-B Reference Pool, the Collateral Leases and Collateral Leased Vehicles included in the 2015-B Reference Pool will be deemed to have been included in the 2015-B Reference Pool from and after the Cutoff Date.  A schedule of the Collateral Leases and Collateral Leased Vehicles included in the 2015-B Reference Pool is attached as Schedule A.

(b)           Collateral Leases and Collateral Leased Vehicles included in the 2015-B Reference Pool will not be included in the Revolving Facility Pool or in any other Reference Pool (other than after a reallocation of a Collateral Lease and the related Collateral Leased Vehicle by the Servicer under Section 3.5 of the Servicing Supplement) and no Collateral Leases or Collateral Leased Vehicles included in the Revolving Facility Pool or any other Reference Pool after the Cutoff Date will be included in the 2015-B Reference Pool.

(c)           On repayment in full of the 2015-B Exchange Note, the 2015-B Reference Pool will be deemed to be terminated and the Collateral Leases and Collateral Leased Vehicles included in the 2015-B Reference Pool will be reallocated to the Revolving Facility Pool.

ARTICLE IV
EXCHANGE NOTE DEFAULTS AND REMEDIES

Section 4.1.           2015-B Exchange Note Defaults.  The Exchange Note Defaults applicable to the 2015-B Exchange Note are set forth in Section 6.04 of the Credit and Security Agreement.

Section 4.2.           Exchange Note Remedies.

(a)           If a Facility Default or an Exchange Note Default has occurred, the 2015-B Exchange Noteholder may take the actions set forth in Section 6.05(a) of the Credit and Security Agreement.

(b)           Any 2015-B Secured Party may submit a bid for any liquidation or sale of the Collateral included in the 2015-B Reference Pool under Section 6.05(a)(ii)(z) of the Credit and Security Agreement.

ARTICLE V

APPLICATION OF COLLECTIONS ON THE 2015-B REFERENCE POOL

Section 5.1.           Application of Collections on the 2015-B Reference Pool Where No Facility Default or Exchange Note Default Has Occurred.  On each Payment Date, the Indenture Trustee will (based on the information contained in the most recent Monthly Investor Report) withdraw from the Exchange Note Collection Account an amount equal to the 2015-B Collections for that Payment Date and apply those amounts, together with any Shared Amounts allocated to the 2015-B Exchange Note and the Reserve Account Draw Amount, if any, in accordance with the following order of priority:

(a)           to the Servicer, the Reference Pool Servicing Fee and any Advance Reimbursement Amount for the related Collection Period, to the extent those amounts have not been paid from 2015-B Collections that have been retained by the Servicer under the Servicing Supplement;

(b)           to the 2015-B Exchange Noteholder, the Accrued Exchange Note Interest;

(c)           to the 2015-B Exchange Noteholder, the amount, if any, necessary to cover any shortfall in payment under Sections 8.2(b)(i) through (vii) of the Indenture on that Payment Date;

(d)           to the Reserve Account, the amount, if any, required for the amount on deposit in the Reserve Account to equal to the Required Reserve Amount, unless that Payment Date is on or after the Final Scheduled Payment Date of the Class C Notes;

(e)           to the 2015-B Exchange Noteholder, (i) on any Payment Date other than an Exchange Note Redemption Date, an amount equal to the Exchange Note Principal Payment Amount less any payments in respect of principal made in Section 5.1(c), as a payment of principal of the 2015-B Exchange Note until the Exchange Note Balance has been reduced to zero or (ii) on the Exchange Note Redemption Date, an amount equal to the Exchange Note Purchase Price (to the extent that amount has not been paid under clause (b) above);

(f)            to be applied as Shared Amounts on any other Exchange Note as to which an Exchange Note Default described in Sections 6.04(a)(i) or 6.04(a)(ii) of the Credit and Security Agreement has occurred and is continuing (and, should there be more than one Exchange Note other than the 2015-B Exchange Note, the amounts applied under this clause (f) will be allocated as Shared Amounts among the Exchange Notes pro rata based on their respective Exchange Note Allocation Percentages); and

(g)           all remaining funds, to be applied as Revolving Facility Pool Additional Amounts in the manner and in the priority set forth in Section 10.02 of the Credit and Security Agreement.

All amounts payable to the 2015-B Exchange Noteholder under this Section 5.1 and under Section 5.2 will be deposited by the Indenture Trustee in the Collection Account.

Section 5.2.           Modified Priorities Following Liquidation.  Notwithstanding Section 5.1, if the 2015-B Exchange Note is accelerated following a Facility Default or an Exchange Note Default, then the proceeds of the sale or liquidation of any portion of the Collateral included in the 2015-B Reference Pool under Section 6.05(a)(ii)(z) of the Credit and Security Agreement will be applied in accordance with the following priorities:

(a)           to pay to the Collateral Agent any amounts due on the 2015-B Exchange Note or the 2015-B Reference Pool under Section 3.01(c) of the Credit and Security Agreement or Article VIII of the Credit and Security Agreement to the extent those amounts have not been paid by the Borrowers or the Titling Company Administrator;

(b)           to pay to the Administrative Agent any amounts due on the 2015-B Exchange Note or the 2015-B Reference Pool under Section 7.05 of the Credit and Security Agreement or Article VIII of the Credit and Security Agreement;

(c)           to make the payments described in Section 5.1(a);

(d)           to make payments to the 2015-B Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 2015-B Exchange Note and any interest on accrued and unpaid interest at the Exchange Note Interest Rate;

(e)           to make payments to the 2015-B Exchange Noteholder, to the extent necessary to reduce the Exchange Note Balance to zero;

(f)            to make payments to the 2015-B Exchange Noteholder, to the extent necessary to cover any shortfall in payment under Sections 8.2(d)(i) through (xi) of the Indenture on that Payment Date;

(g)           to make payments in the manner described in Section 5.1(f); and

(h)           to make payments in the manner described in Section 5.1(g).

ARTICLE VI

SECURITY INTEREST

Section 6.1.           Security Interest.  Each Borrower hereby confirms its Grant under the Credit and Security Agreement of a security interest in the Collateral to the Collateral Agent.  In addition, each Borrower hereby grants to the Collateral Agent on behalf of the 2015-B Secured Parties a security interest in the Collateral.

ARTICLE VII

MISCELLANEOUS

Section 7.1.           Amendments.

(a)           This Supplement may be amended in accordance with Article IX of the Credit and Security Agreement; provided, that the Administrative Agent will provide or withhold consent to any proposed amendment to this Supplement or the Credit and Security Agreement that materially affects the rights or obligations of the Servicer for the Collateral Specified Interests and the 2015-B Reference Pool, only as directed by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.

(b)           Promptly on the execution of any amendment, (i) the Servicer will deliver a copy of the amendment to the Indenture Trustee and each of the Rating Agencies and (ii) the Indenture Trustee will notify each holder of a Note of the substance of the amendment.

Section 7.2.           2015-B Exchange Noteholders Entitled to Benefits of this Supplement.  Ford Credit will be the initial 2015-B Exchange Noteholder.  Any subsequent 2015-B Exchange Noteholder, by accepting the 2015-B Exchange Note, will be deemed to have agreed to the terms and conditions of the Credit and Security Agreement and this Supplement and will be entitled to the benefits of the Credit and Security Agreement and this Supplement with the same effect as if the 2015-B Exchange Noteholder had been a party to the Credit and Security Agreement or this Supplement.

Section 7.3.           GOVERNING LAW.  THIS SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, UNDER SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS SUPPLEMENT.

Section 7.4.           Submission to Jurisdiction; Service of Process.  The Administrative Agent submits to the nonexclusive jurisdiction of any United States District Court sitting in Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Supplement.  The Administrative Agent irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any legal proceedings arising out of or relating to this Supplement brought in one of those courts and any claim that one of those courts is an inconvenient forum.  The Administrative Agent irrevocably appoints U.S. Bank Trust National Association, at its Corporate Trust Office, as its authorized agent on which any and all legal process may be served in any legal proceedings arising out of or relating to this Supplement brought in one of those courts.  If for any reason the agent ceases to be available to act as agent, the Administrative Agent agrees to designate a new agent in the State of Delaware for receipt of service of legal process.

Section 7.5.           Severability.  If any one or more of the covenants, agreements or terms of this Supplement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and will in no way affect the validity, legality or enforceability of the remaining parts of this Supplement.

Section 7.6.           Headings.  The headings in this Supplement are included for convenience only and will not affect the meaning or interpretation of this Supplement.

Section 7.7.           No Petition.  Each party to this Supplement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received on any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law and agrees it will not file, cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.  This Section 7.7 will survive the termination of this Supplement.

Section 7.8.           Counterparts.  This Supplement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

CAB EAST LLC,
as a Titling Company

By:	/s/ Susan J. Thomas
Name: Susan J. Thomas
Title: Secretary

CAB WEST LLC,
as a Titling Company

By:	/s/ Susan J. Thomas
Name: Susan J. Thomas
Title: Secretary

FCALM, LLC,
as a Titling Company

By:	/s/ Susan J. Thomas
Name: Susan J. Thomas
Title: Secretary

FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer

By:	/s/ Samuel P. Smith
Name: Samuel P. Smith
	Title:	Assistant Treasurer

[Signature Page to Exchange Note Supplement]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

HTD LEASING LLC,
as Collateral Agent

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

[Signature Page to Exchange Note Supplement]

Schedule A

Collateral Leases and Collateral Leased Vehicles in 2015-B Reference Pool

(On File with Collateral Agent)

SA-1

Exhibit A

Form of 2015-B Exchange Note

THIS 2015-B EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.

THE HOLDER OF THIS 2015-B EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS 2015-B EXCHANGE NOTE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE BY REASON OF THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS 2015-B EXCHANGE NOTE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF SIMILAR LAW).

THE PRINCIPAL OF THIS 2015-B EXCHANGE NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH IN THIS 2015-B EXCHANGE NOTE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS 2015-B EXCHANGE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS 2015-B EXCHANGE NOTE.

REGISTERED

No. 1	$[ ]

[        ]% 2015-B EXCHANGE NOTE

CAB EAST LLC and CAB WEST LLC, as Borrowers (the “Borrowers”), for value received, hereby promise to pay to FORD CREDIT AUTO LEASE TRUST 2015-B, as 2015-B Exchange Noteholder (the “2015-B Exchange Noteholder”) for its benefit and the benefit of the other transferees from time to time acquiring interests in this 2015-B Exchange Note under the Exchange Note Supplement, dated as of October 1, 2015 (the “Exchange Note Supplement”), among the Borrowers, FCALM, LLC, Ford Motor Credit Company LLC, as Lender and Servicer, U.S. Bank National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, and other transferees or registered assigns, the principal sum of [          ] DOLLARS AND [          ] CENTS ($[          ]) payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for that Payment Date under Section 2.5 of the Exchange Note Supplement; provided, however, that (i) the entire unpaid principal amount of this Note will be due and payable on the [          ] Payment Date (the “Exchange Note Final Scheduled Payment Date”) and (ii) this 2015-B Exchange Note may be redeemed in whole earlier than the Exchange Note Final Scheduled Payment Date under Section 5.1 of the Servicing Supplement, dated as of October 1, 2015 (the “Servicing Supplement”), among Ford Motor Credit Company LLC, as Servicer, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD Leasing LLC, as Collateral Agent.  Capitalized terms used but not defined in this 2015-B Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Credit and Security Agreement.  Appendix 1 and Appendix A also contain rules of usage applicable to this 2015-B Exchange Note.

The payment of interest on, and principal of, this 2015-B Exchange Note will constitute the joint and several obligation of the Borrowers.

The Borrowers will pay interest on this 2015-B Exchange Note in an amount equal to the Accrued Exchange Note Interest until the principal of this 2015-B Exchange Note is paid or made available for payment.  The amount of interest due on this 2015-B Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding as of the first day of that Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section 2.4 of the Exchange Note Supplement.  The principal of and interest on this 2015-B Exchange Note will be paid in the manner specified on the reverse of this 2015-B Exchange Note.

The principal of and interest on this 2015-B Exchange Note are payable in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  All payments made by the Borrowers on this 2015-B Exchange Note will be applied to interest on and principal of this 2015-B Exchange Note in the manner set forth in the Exchange Note Supplement.

Reference is made to the further provisions of this 2015-B Exchange Note set forth on the reverse of this 2015-B Exchange Note, which will have the same effect as though fully set forth on the face of this 2015-B Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 2015-B Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse of this 2015-B Exchange Note, or be valid or obligatory for any purpose.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Borrowers below has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

CAB EAST LLC,
as a Titling Company

By:
Name:
Title:

CAB WEST LLC,
as a Titling Company

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO:

FCALM, LLC,
as a Titling Company

By:
Name:
Title:

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 2015-B Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.

Date:  October    , 2015

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:
Responsible Person

REVERSE OF 2015-B EXCHANGE NOTE

This 2015-B Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement.  Reference is made to the Credit and Security Agreement and all Exchange Note Supplements that are supplemental to the Credit and Security Agreement for a statement of the respective rights and obligations of the Borrowers, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholders.  This 2015-B Exchange Note is subject to the Credit and Security Agreement and the Exchange Note Supplement.  In the event of a conflict between this 2015-B Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement, the Exchange Note Supplement will prevail.

Interest on and principal of this 2015-B Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.1 of the Exchange Note Supplement.

Principal of this 2015-B Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for that Payment Date.  “Payment Date” means the 15th day of each  month or, if any such day is not a Business Day, the next Business Day, commencing in May 2015.

As described on the face of this 2015-B Exchange Note, the entire unpaid principal amount of this 2015-B Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date.  Notwithstanding the foregoing, the entire unpaid principal amount of this 2015-B Exchange Note will be due and payable on the date on which an Exchange Note Default on this 2015-B Exchange Note has occurred and is continuing and the 2015-B Exchange Noteholder has declared this 2015-B Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.

Payments of interest on this 2015-B Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 2015-B Exchange Note, will be made to the account of the 2015-B Exchange Noteholder either by wire transfer in immediately available funds, to the account of that 2015-B Exchange Noteholder or an account designated by the 2015-B Exchange Noteholder at a bank or other entity having appropriate facilities therefor if that 2015-B Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five Business Days prior to that Payment Date or, if not, by check mailed first-class mail postage prepaid to the 2015-B Exchange Noteholder’s address as it appears on the Exchange Note Register prior to that Payment Date, except that the final installment of principal payable on this 2015-B Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only on the presentation and surrender of this 2015-B Exchange Note in the manner set forth in Section 4.06(b) of the Credit and Security Agreement.  Those payments will be made without requiring that this 2015-B Exchange Note be submitted for notation of payment.  Any reduction in the principal amount of this 2015-B Exchange Note effected by any payments made on any Payment Date or due to a reallocation of any Leases and Leased Vehicles from the 2015-B Reference Pool will be binding on all future 2015-B Exchange Noteholders of this 2015-B Exchange Note and of any 2015-B Exchange Note issued on the registration of transfer of this 2015-B Exchange Note or in exchange for or in lieu of this 2015-B Exchange Note, whether or not noted hereon.  If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 2015-B Exchange Note on a Payment Date, then the Administrative Agent will notify the 2015-B Exchange Noteholder of the date on which the Borrowers expect that the final installment of principal of and interest on this 2015-B Exchange Note will be paid not later than five days prior to that date.  The notice will specify that the final installment will be payable only on presentation and surrender of this 2015-B Exchange Note and will specify the place where this 2015-B Exchange Note may be presented and surrendered for payment of the final installment.

As provided in the Servicing Supplement, this 2015-B Exchange Note may be purchased by the Servicer, in whole but not in part, in the manner and to the extent described in Section 5.1 of the Servicing Supplement.

The transfer of this 2015-B Exchange Note is subject to the restrictions on transfer specified on the face of this 2015-B Exchange Note and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement.  Subject to the satisfaction of those restrictions and limitations, the transfer of this 2015-B Exchange Note may be registered on the Exchange Note Register on surrender of this 2015-B Exchange Note for registration of transfer at the office or agency designated by the Borrowers under the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the 2015-B Exchange Noteholder or the 2015-B Exchange Noteholder’s attorney duly authorized in writing, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and then a new 2015-B Exchange Note in the same aggregate principal amount will be issued to the designated transferee.  No service charge will be charged for any registration of transfer or exchange of this 2015-B Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 2015-B Exchange Noteholder, by accepting this 2015-B Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs for any of the Borrowers, any claim that the 2015-B Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the 2015-B Reference Pool (except to the extent of Shared Amounts allocated to the 2015-B Exchange Noteholder under Section 5.1 of the Exchange Note Supplement) and (ii) if, notwithstanding clause (i), the 2015-B Exchange Noteholder is deemed to have any claim against the assets of the Borrowers other than the assets included in the 2015-B Reference Pool, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), the claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

In addition, the 2015-B Exchange Noteholder, by accepting this 2015-B Exchange Note, consents to the Administrative Agent’s delegation under the HTD Administration Agreement to the Collateral Agent Administrator of certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent under the Credit and Security Agreement.

The 2015-B Exchange Noteholder, by accepting this 2015-B Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and the outstanding Securities (as defined in the related Titling Company Agreement), it will not institute against the Titling Companies or the Holding Companies, or join in any institution against the Titling Companies or the Holding Companies of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to this 2015-B Exchange Note, the Credit and Security Agreement, the  Exchange Note Supplement or any of the other 2015-B Basic Documents.

The Borrowers have entered into the Exchange Note Supplement and this 2015-B Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 2015-B Exchange Note will qualify as indebtedness of the Borrowers.  The 2015-B Exchange Noteholder, by its acceptance of this 2015-B Exchange Note, will be deemed to agree to treat this 2015-B Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrowers.

Prior to the due presentment for registration of transfer of this 2015-B Exchange Note, the Borrowers and the Administrative Agent and any agent of the Borrowers or the Administrative Agent may treat the Person in whose name this 2015-B Exchange Note (as of the day of determination or as of any other date specified in the Exchange Note Supplement) is registered as the owner of this 2015-B Exchange Note for all purposes, whether or not this 2015-B Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrowers, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Credit and Security Agreement may be amended (in any manner and for any purpose) by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to the amendment.  The Credit and Security Agreement also permits the amendment or waiver of certain of its terms and conditions without the consent of the Noteholders; provided, that certain conditions are satisfied.  Any such consent by the 2015-B Exchange Noteholder will be conclusive and binding on the 2015-B Exchange Noteholder and on all future holders of this 2015-B Exchange Note and of any 2015-B Exchange Note issued on the registration of transfer of this 2015-B Exchange Note or in exchange for or in lieu of this 2015-B Exchange Note whether or not notation of the consent or waiver is made on this 2015-B Exchange Note.

The term “Borrower”, as used in this 2015-B Exchange Note, includes any successor to any of the Borrowers under the Credit and Security Agreement.

This 2015-B Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations in the Credit and Security Agreement and the Exchange Note Supplement.

This 2015-B Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with, the laws of the State of Delaware.

No reference in this 2015-B Exchange Note to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 2015-B Exchange Note or of the Credit and Security Agreement, will alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this 2015-B Exchange Note at the time, place and rate, and in the coin or currency prescribed in this 2015-B Exchange Note.

Anything in this 2015-B Exchange Note to the contrary notwithstanding, except as expressly provided in the 2015-B Basic Documents, none of U.S. Bank National Association, in its individual capacity or HTD Leasing LLC, in its individual capacity, or any of their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 2015-B Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement.  The 2015-B Exchange Noteholder, by its acceptance of this 2015-B Exchange Note, agrees that, except as expressly provided in the 2015-B Basic Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 2015-B Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained in this 2015-B Exchange Note will be taken to prevent recourse to, and enforcement against, the assets of the Borrowers for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 2015-B Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)

the within 2015-B Exchange Note and all rights under the 2015-B Exchange Note, and hereby irrevocably constitutes and appoints                                 , attorney, to transfer said 2015-B Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:*

*              Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 2015-B Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

Appendix 1 to the
Exchange Note Supplement

2015-B USAGE AND DEFINITIONS

Usage

The following rules of construction and usage apply to this Appendix, any agreement that incorporates this Appendix and any document made or delivered under any agreement that incorporates this Appendix:

(a)                                 The term “documents” includes any and all documents, agreements, instruments, certificates, notices, reports, statements or other writings however evidenced, whether in electronic or physical form.

(b)                                 Accounting terms not defined or not completely defined in this Appendix will be construed in conformity with generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c)                                  References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)                                 Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as from time to time amended, modified, supplemented or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)                                  Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as from time to time amended, modified, supplemented or replaced, including by succession of comparable successor statutes and includes any rules and regulations promulgated under the statute and any judicial and administrative interpretations of the statute.

(f)                                   Calculation of any amount on or as of any date will be determined at or as of the close of business on that day after the application of any monies, payments and other transactions to be applied on that day, except that calculations as of the Cutoff Date will be determined as of the open of business on that day prior to the application of any monies, payments and other transactions to be applied on that day.  References to deposits, transfers and payments of any amounts refers to deposits, transfers or payments of the amounts in immediately available funds.

(g)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”

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(h)                                 All terms defined in this Appendix apply to the singular and plural forms of those terms and the term “including” means “including without limitation.”

(i)                                     References to a Person are also to its permitted successors and assigns.

(j)                                    Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(k)                                 References to a month, quarter or year are, unless otherwise specified, to a calendar month, calendar quarter or calendar year, as applicable.

Definitions

“2015-B Basic Documents” means:

(a)                                 the Basic Documents;

(b)                                 the Servicing Supplement;

(c)                                  the Exchange Note Supplement;

(d)                                 the Control Agreements;

(e)                                  the First-Tier Sale Agreement;

(f)                                   the Second-Tier Sale Agreement;

(g)                                  the Indenture;

(h)                                 the DTC Letter;

(i)                                     the Limited Liability Company Agreement;

(j)                                    the Intercreditor Agreement;

(k)                                 the 2015-B Joinder Agreements;

(l)                                     the Administration Agreement; and

(m)                             the Trust Agreement.

“2015-B Closing Date” means October 27, 2015.

“2015-B Collateral” means (a) the Trust Property, (b) the Issuer’s rights under the 2015-B Basic Documents, (c) all present and future claims, demands, causes of action and choses in action in respect of the foregoing, (d) all rights, powers and options (but none of the obligations) of the Issuer as Holder of the 2015-B Exchange Note, including the right of the Issuer to receive payments on the 2015-B Exchange Note and (e) all payments on or under and all proceeds of the

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foregoing; but excluding, the Trust Distribution Account (if established) and all funds deposited in the Trust Distribution Account, if any.

“2015-B Collections” means, for all Leases and Leased Vehicles and a Collection Period, the sum of the following amounts for the Collection Period, without duplication:

(a)                                 Active Lease Proceeds; minus

(b)                                 Payaheads; plus

(c)                                  Payahead Draws; plus

(d)                                 Active Lease Advances; minus

(e)                                  Advance Reimbursement Amounts; plus

(f)                                   Administrative Reallocation Amounts; plus

(g)                                  Terminating Lease Proceeds; plus

(h)                                 Closed Lease Proceeds; plus

(i)                                     Payment Extension Fees.

“2015-B Exchange Note” means the note, substantially in the form set forth in Exhibit A to the Exchange Note Supplement, executed and authenticated in accordance with the Credit and Security Agreement and under the Exchange Note Supplement.

“2015-B Exchange Noteholder” means Ford Credit or any endorsee of the 2015-B Exchange Note.

“2015-B Joinder Agreements” means, collectively, (a) the Joinder Agreement, dated as of October 1, 2015, between Ford Credit, as existing party, and the Depositor, as new interest holder, (b) the Joinder Agreement, dated as of October 1, 2015, between the Depositor, as existing party, and the Issuer, as new interest holder and (c) the Joinder Agreement, dated as of October 1, 2015, between the Issuer, as existing party, and the Indenture Trustee, as new interest holder.

“2015-B Reference Pool” means the Collateral Leases and Collateral Leased Vehicles listed on Schedule A to the Exchange Note Supplement, with those Collateral Leases and Collateral Leased Vehicles identified by the account number of the related Lease.

“2015-B Secured Parties” means the Noteholders.

“2015-B Shared Amounts” means Shared Amounts allocated to the 2015-B Exchange Noteholder under Section 5.1 or 5.2 of the Exchange Note Supplement.

“Account Control Agreement” means the Account Control Agreement, dated as of October 1, 2015, among the Issuer, as grantor, the Indenture Trustee, as secured party, and The Bank of

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New York Mellon, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

“Accrued Exchange Note Interest” has the meaning specified in Section 2.4 of the Exchange Note Supplement.

“Accrued Note Interest” means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall.

“Active Lease” means any Collateral Lease before the Collection Period that includes its Termination Date.

“Active Lease Advance” means, for any Active Lease other than an Advance Payment Plan Lease and any Collection Period, an advance by the Servicer in an amount (not less than zero) equal to (i) the scheduled Base Payment minus (ii) the sum of (A) Active Lease Proceeds, plus (B) the Payahead Draw, in each case, for the Lease and the Collection Period.

“Active Lease Proceeds” means, for any Active Lease and any Collection Period, an amount equal to:

(a)                                 all amounts Posted; minus

(b)                                 Local Fees and Taxes; minus

(c)                                  Additional Amounts; minus

(d)                                 the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) any amounts that are required to be refunded to the Lessee under the Lease, Applicable Law or the Credit and Collection Policy.

“Act of Noteholders” has the meaning specified in Section 11.3(a) of the Indenture.

“Additional Amounts” means, for any Lease and any Collection Period, amounts due from the related Lessee in the Collection Period, including:

(a)                                 any late fees, returned check fees and any other administrative fees or similar charges allowed by Applicable Law; and

(b)                                 amounts required to reimburse the Servicer for payment of the related Lessee’s parking tickets, other fines imposed by Governmental Authorities and any other amounts required to be paid by the Lessee that are paid by the Servicer.

However, “Additional Amounts,” for any Lease, will not include Total Payments, Payment Extension Fees, Excess Wear and Use, Excess Mileage and amounts required to be paid by the Lessee in accordance with the Lease in connection with an early termination of the Lease.

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“Administration Agreement” means the Administration Agreement, dated as of October 1, 2015, among Ford Credit, as Indenture Administrator, the Issuer and the Indenture Trustee.

“Administration Fee” means, for any Payment Date, an amount equal to the sum of (a) the product of (i) one-twelfth of 0.01%, times (ii) the Note Balance determined as of the last day of the preceding Collection Period (or the Cutoff Date for the first Payment Date), plus (b) the portion of the Administration Fee for the immediately preceding Payment Date, if any, that was not paid on that Payment Date.

“Administrative Reallocation” means the purchase by the Servicer of a Lease and related Leased Vehicle, under Section 3.5(a) of the Servicing Supplement.

“Administrative Reallocation Amount” means, for any Administrative Reallocation and any Collection Period, an amount equal to the sum, for the related Lease and Leased Vehicle, of:

(a)                                 the Securitization Value of the Lease for the Collection Period before the Collection Period in which the Lease becomes a Terminating Lease; plus

(b)                                 the Advance Balance for the Collection Period preceding the Collection Period that includes the Termination Date; minus

(c)                                  the Payahead Balance as of the beginning of the Collection Period; minus

(d)                                 the sum of any Terminating Lease Proceeds and Closed Lease Proceeds through the end of the preceding Collection Period.

“Advance Balance” means, for any Lease:

(a)                                 as of the Cutoff Date, the Cutoff Date Delinquency Amount; and

(b)                                 for any Collection Period, the sum of:

(i)                                     the Advance Balance for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); plus

(ii)                                  any Active Lease Advance for the current Collection Period; minus

(iii)                               any Advance Reimbursement Amount for the current Collection Period.

“Advance Payment Plan Lease” means any Lease that was paid in full at the time it was originated.

“Advance Reimbursement Amount” has the meaning specified in Section 4.3(b) of the Servicing Supplement.

“ALG MTM Residual Value” means, for any Lease, the expected value of the related Leased Vehicle at the related Scheduled Lease End Date, as forecasted by Automotive Lease Guide after the beginning of the Lease.

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“Applicable Tax State” means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Michigan.

“Authenticating Agent” has the meaning specified in Section 2.12(a) of the Indenture.

“Bank Accounts” means the Exchange Note Collection Account, the Collection Account, the Principal Payment Account and the Reserve Account.

“Base Residual Value” means, for any Lease, the lower of (a) the Contract Residual Value of the Lease and (b)(i) the ALG Residual Value of the related Leased Vehicle or (ii) if the Servicer does not have the ALG Residual Value for the related Leased Vehicle, the oldest ALG MTM Residual Value that the Servicer has for the related Leased Vehicle.

“Book-Entry Note” means a beneficial interest in any of the Notes issued in book-entry form under Section 2.10 of the Indenture.

“Calculation Agent” has the meaning specified in Section 3.19 of the Indenture.

“Certificate of Trust” means the Certificate of Trust of Ford Credit Auto Lease Trust 2015-B.

“Class” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $160,000,000 Class A-1 Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class A-2 Notes” means the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Notes” means the $217,000,000 Class A-2a Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class A-2b Notes” means the $170,000,000 Class A-2b Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Notes” means the $247,000,000 Class A-3 Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Notes” means the $108,000,000 Class A-4 Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class B Notes” means the $50,700,000 Class B Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

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“Class C Notes” means the $47,300,000 Class C Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” under Section 17A of the Exchange Act.

“Closed Date” means, for any Lease, the earliest of the date:

(a)                                 on which the Lease is marked as paid in full (meaning that the related Lessee owes no further amounts) or closed in the Servicer’s receivable system (including where the Lease is charged off by the Servicer in accordance with the Credit and Collection Policy);

(b)                                 on which an Administrative Reallocation occurs for the Lease; and

(c)                                  that is the first day of the fifth month after the month that includes its Termination Date.

“Closed Lease” means any Lease after the Collection Period that includes its Closed Date.

“Closed Lease Proceeds” means, for any Closed Lease and any Collection Period, an amount equal to:

(a)                                 all amounts Posted; minus

(b)                                 Local Fees and Taxes; minus

(c)                                  Additional Amounts; minus

(d)                                 the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) any amounts that are required to be refunded to the Lessee under the Lease, Applicable Law or the Credit and Collection Policy.

“Collection Account” means the account established and maintained under Section 4.1(a)(ii) of the Servicing Supplement.

“Collection Period” means each month, commencing with the Cutoff Date.  For any Payment Date or for purposes of determining the Note Balance, Exchange Note Balance, Pool Balance or Note Pool Factor, the related Collection Period means the Collection Period preceding (a) that Payment Date or (b) the month in which the Note Balance, Exchange Note Balance, Pool Balance or Note Pool Factor is determined.

“Control Agreements” means, collectively, the Account Control Agreement and the Titling Company Control Agreement.

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“Controlling Class” means (a) the Outstanding Class A Notes, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes and (c) if no Class B Notes are Outstanding, the Outstanding Class C Notes.

“Corporate Trust Office” means,

(a)                                 for the Owner Trustee:

300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801
Attention: Corporate Trust Services
Telephone:  (302) 576-3704
Fax:  (302) 576-3717

or at another address in the State of Delaware that the Owner Trustee may designate by notice to the Indenture Trustee, the Indenture Administrator and the Depositor, and

(b)                                 for the Indenture Trustee:

101 Barclay Street
Floor 4 West
New York, New York 10286
Attention: Structured Finance Services — Asset Backed Securities
Ford Credit Auto Lease Trust 2015-B
Telephone:  (212) 815-4389
Fax:  (212) 815-2493

or at another other address that the Indenture Trustee may designate by notice to the Owner Trustee and the Indenture Administrator.

“Cutoff Date” means, for the 2015-B Reference Pool, October 1, 2015.

“Cutoff Date Delinquency Amount” means, for any Lease other than an Advance Payment Plan Lease, the portion of the scheduled Base Payment that is due on or before the Cutoff Date and that has not been Posted on or before the Cutoff Date.

“Cutoff Date Payahead Amount” means, for any Lease other than an Advance Payment Plan Lease, an amount (not less than zero) equal to the aggregate Base Payments Posted minus the aggregate scheduled Base Payments, in each case, on or before the Cutoff Date.

“Default” means any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.11 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code.

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“Depositor” means Ford Credit Auto Lease Two LLC, a Delaware limited liability company.

“DTC Letter” means the letter of representations for the Notes, dated October 27, 2015, by the Issuer.

“Eligible State” means, for any Titling Company, any State in which the Titling Company is, if and to the extent required by Applicable Law, qualified, authorized and licensed to hold title or other evidence of the interest in Leased Vehicles.

“Event of Default” has the meaning specified in Section 5.1(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Note Balance” means the Exchange Note Initial Principal Balance, as reduced by all amounts distributed on the 2015-B Exchange Note under Section 5.1 of the Exchange Note Supplement and allocable to principal.

“Exchange Note Collection Account” means the account established and maintained under Section 4.1(a)(i) of the Servicing Supplement.

“Exchange Note Final Scheduled Payment Date” means April 15, 2020.

“Exchange Note Initial Principal Balance” means $1,030,927,835.05, which is approximately 91.55% of the Initial Pool Balance.

“Exchange Note Interest Period” means, for the 2015-B Exchange Note:

(a)                                 in the case of the first Payment Date, the period from and including the Exchange Note Issuance Date to but excluding that Payment Date; and

(b)                                 in the case of all other Payment Dates, the period from and including the preceding Payment Date to but excluding that Payment Date;

provided, that the Exchange Note Interest Period will be calculated on the basis of actual days elapsed and a 360-day year.

“Exchange Note Interest Rate” means a rate per annum equal to 2.45%.

“Exchange Note Interest Shortfall” has the meaning specified in Section 2.4 of the Exchange Note Supplement.

“Exchange Note Issuance Date” means October 27, 2015.

“Exchange Note Monthly Interest” has the meaning specified in Section 2.4 of the Exchange Note Supplement.

“Exchange Note Principal Payment Amount” has the meaning specified in Section 2.5 of the Exchange Note Supplement.

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“Exchange Note Purchase Date” means, for the purchase of the 2015-B Exchange Note under Section 5.1 of the Servicing Supplement, the Payment Date specified by the Servicer under Section 5.1 of the Servicing Supplement.

“Exchange Note Purchase Price” means an amount equal to:

(a)                                 the sum of:

(i)                                     the Exchange Note Balance as of the Exchange Note Purchase Date (without giving effect to any payments of principal to be made on that date); plus

(ii)                                  the Accrued Exchange Note Interest payable on the Payment Date on which the purchase occurs; minus

(b)                                 amounts in the Collection Account on that Exchange Note Purchase Date.

“Exchange Note Supplement” means the Exchange Note Supplement to the Credit and Security Agreement, dated as of October 1, 2015, among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent, and Ford Credit, as Lender and as Servicer.

“Final Scheduled Payment Date” means, for each Class, the Payment Date specified below:

Class	Final Scheduled Payment Date
Class A-1	November 15, 2016
Class A-2a	May 15, 2018
Class A-2b	May 15, 2018
Class A-3	December 15, 2018
Class A-4	February 15, 2019
Class B	March15, 2019
Class C	April 15, 2020

“First Priority Principal Payment” means, for a Payment Date, the greater of:

(a)                                 an amount (not less than zero) equal to the Note Balance of the Class A Notes as of the preceding Payment Date (or, for the first Payment Date, the 2015-B Closing Date) minus the total Securitization Value as of the first day of the Collection Period that includes the Payment Date; and

(b)                                 on and after the Final Scheduled Payment Date of any Class A Notes, the Note Balance of the Class A Notes.

“First-Tier Assets” means all right, title and interest of Ford Credit, whether owned as of the Cutoff Date or thereafter acquired, in, to and under the 2015-B Exchange Note and all of Ford Credit’s rights under the 2015-B Basic Documents, including all monies paid thereon and all monies due thereon on or after the Cutoff Date.

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“First-Tier Sale Agreement” means the First-Tier Sale Agreement, dated as of October 1, 2015, between Ford Credit, as seller, and the Depositor, as purchaser.

“Grant” or “Granted” means to mortgage, pledge, assign and grant a lien on and a security interest in the relevant property.

“Indemnified Person” has the meaning specified in Section 6.7(c) of the Indenture, Section 3.4 of the Servicing Supplement and Section 7.2(b) of the Trust Agreement.

“Indenture” means the Indenture, dated as of October 1, 2015, between the Issuer and the Indenture Trustee.

“Indenture Administrator” means Ford Credit, in its capacity as Indenture Administrator under the Administration Agreement.

“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Independent” means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositor or their Affiliates and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under Section 11.1 of the Indenture, signed by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of “Independent” and that the signer is Independent.

“Initial Pool Balance” means $1,126,137,291.49, the aggregate Securitization Value of the Leases as of the Cutoff Date.

“Interest Period” means, for a Payment Date, (a) for the Class A-1 Notes and the Class A-2b Notes, from the preceding Payment Date to that Payment Date (or from the 2015-B Closing Date to November 16, 2015, in the case of the first Payment Date) and (b) for each other Class, from the 15th day of the month preceding that Payment Date to the 15th day of the month in which that Payment Date occurs (or from the 2015-B Closing Date to November 15, 2015 in the case of the first Payment Date).

“Investor Rate” means 6.75%.

“Issuer” means Ford Credit Auto Lease Trust 2015-B, a Delaware statutory trust.

“Issuer Order” and “Issuer Request” have the meanings specified in Section 11.1(a) of the Indenture.

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“Lease” means a Lease identified as a “2015-B Lease” in the Schedule of Collateral Leases attached as Schedule A to the Exchange Note Supplement and included in the 2015-B Reference Pool, excluding any Lease for which the Administrative Reallocation Amount has been paid by the Servicer under Section 3.5(a) of the Servicing Supplement.

“Lease File” means, for each Lease, the Collateral Lease File applicable to the Lease.

“Leased Vehicle” means the leased vehicle relating to a Lease.

“LIBOR” means, for any Interest Period, the following rate, as determined by the Calculation Agent:

(a)                                 the rate for U.S. dollar deposits for a period of one month which appears on the Reuters Screen LIBOR 01 Page (or any replacement page) as of 11:00 a.m., London time, on the LIBOR Determination Date; and

(b)                                 if the rate does not appear on the Reuters Screen LIBOR01 Page, the rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000.  The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000; provided, however, that if the banks selected by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for the Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

“LIBOR Determination Date” means the date that is two London Banking Days prior to the first day of the applicable Interest Period.

“LIBOR Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of December 18, 2006, by Ford Credit, as member of the Depositor.

“Local Fees and Taxes” means, for any Lease, the sum of the amounts set forth in the Lease that are to be applied to pay any sales and use and/or monthly rental receipts tax and to offset personal property and ad valorem taxes and other administrative costs.

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“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Monthly Investor Report” has the meaning specified in Section 6.1 of the Servicing Supplement.

“Monthly Remittance Required Ratings” has the meaning specified in Section 4.2(a) of the Servicing Supplement.

“Note Balance” means, for a Note or Class, the initial aggregate principal amount of the Note or Class minus all amounts distributed on the Note or Class that is allocable to principal.

“Note Interest Rate” means, for each Class, the interest rate per annum specified below:

Class	Note Interest Rate
Class A-1	0.43000%
Class A-2a	1.04%
Class A-2b	LIBOR + 0.53%
Class A-3	1.38%
Class A-4	1.54%
Class B	1.92%
Class C	2.44%

“Note Interest Shortfall” means, for a Class and a Payment Date, an amount equal to the excess, if any, of the Accrued Note Interest for the preceding Payment Date for the Class over the amount of interest that was paid to the Noteholders of the Class on the preceding Payment Date, together with interest on that excess amount, to the extent lawful, at the Note Interest Rate for the Class for the related Interest Period.

“Note Monthly Interest” means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of that Class at the Note Interest Rate for the Class for the related Interest Period.

“Note Owner” means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (as a direct participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

“Note Paying Agent” means the Indenture Trustee and any other Person appointed as Note Paying Agent under Section 2.13 of the Indenture.

“Note Pool Factor” means, for a Class and a Payment Date, a seven-digit decimal figure equal to the Note Balance of the Class after giving effect to any principal payments to be made on the Class on that Payment Date divided by the initial Note Balance of the Class.

“Note Redemption Price” means an amount equal to the sum of:

(a)                                 the Note Balance as of the Redemption Date; plus

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(b)                                 the Accrued Note Interest payable on the Redemption Date.

“Note Register” and “Note Registrar” have the meanings specified in Section 2.4(a) of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Notes” means, together, the Class A Notes, the Class B Notes and the Class C Notes.

“Officer’s Certificate” means (a) for the Issuer, a certificate signed by a Responsible Person of the Issuer and (b) for the Depositor, the Indenture Administrator or the Servicer, a certificate signed by any officer of the Depositor, the Indenture Administrator or the Servicer, as applicable.

“Opinion of Counsel” means a written opinion of counsel which counsel is reasonably acceptable to the Indenture Trustee, the Owner Trustee and the Rating Agencies, as applicable.

“Other Assets” means any assets or interests in any assets (other than the Trust Property) conveyed or purported to be conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, the Grant of a Lien or otherwise.

“Outstanding” means, as of any date, all Notes authenticated and delivered under the Indenture on or before that date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes or portions of Notes to the extent an amount necessary to pay all or a portion of the Notes has been deposited with the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of the Notes on or before that date; provided, that if the Notes are to be redeemed, notice of the redemption has been given under the Indenture or provision for the notice has been made in a manner satisfactory to the Indenture Trustee and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered under the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining (i) whether Noteholders evidencing the required Note Balance have given any request, demand, authorization, direction, notice, consent or waiver under any 2015-B Basic Document, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be deemed not to be Outstanding and (ii) whether the Indenture Trustee is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Person of the Indenture Trustee knows to be so owned will be deemed not to be Outstanding; provided, however that, notwithstanding the foregoing, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be treated as Outstanding if (A) no other Notes remain Outstanding or (B) the Notes have been pledged in good faith and the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act for the Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliates.

“Owner Trustee” means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Payahead” means, for any Active Lease and any Collection Period, an amount (not less than zero) equal to (i) the Active Lease Proceeds for the Collection Period, minus (ii) the sum of

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(A) the scheduled Base Payment for the Collection Period (or, for an Advance Payment Plan Lease, zero) plus (B) the Advance Balance for the preceding Collection Period.

“Payahead Balance” means, for any Lease:

(a)                                 as of the Cutoff Date, the Cutoff Date Payahead Amount; and

(b)                                 for any Collection Period, the sum of:

(i)                                     the Payahead Balance for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); plus

(ii)                                  the Payahead for the current Collection Period; minus

(iii)                               the Payahead Draw for the current Collection Period.

“Payahead Draw” means, for any Lease and any Collection Period, an amount equal to:

(a)                                 in the case of a Collection Period prior to the Collection Period that includes its Termination Date, the lesser of:

(i)                                     an amount (not less than zero) equal to the scheduled Base Payment (or, for an Advance Payment Plan Lease, zero), minus the Active Lease Proceeds, each for the Lease and the Collection Period; and

(ii)                                  the Payahead Balance for the Lease for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date); and

(b)                                 in the case of a Collection Period that includes its Termination Date, the Payahead Balance for the Lease for the prior Collection Period (or, for the first Collection Period, as of the Cutoff Date).

“Payment Date” means the 15th day of each month, or, if that day is not a Business Day, the next Business Day, beginning November 16, 2015.

“Payment Extension” means, for any Lease other than an Advance Payment Plan Lease, an extension of the payment term by the Servicer in accordance with the Credit and Collection Policy by deferring the Total Payment due in one or more months and extending the term of the Lease for an additional month for each month for which the Total Payment is deferred.

“Payment Extension Fee” means, for any Lease other than an Advance Payment Plan Lease and any Collection Period, the amount that is assessed to the related Lessee in accordance with the Credit and Collection Policy in connection with a Payment Extension, whether or not the amount is waived or is collected.

“Pool Balance” means, as of any date, the sum of the Securitization Values of the Leases.

“Principal Payment Account” means the account established and maintained under Section 4.1(a)(iii) of the Servicing Supplement.

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“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.

“QIB” has the meaning specified in Section 2.4 of the Indenture.

“Rating Agency” means, as of any date, each nationally recognized statistical rating organization that has been engaged by the Depositor to provide a rating on the Notes and is then rating the Notes.

“Rating Agency Condition” means, for an action or request (a) for Fitch, the Issuer has given ten days’ prior written notice to Fitch and Fitch has not notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee before the end of the ten day period in writing that the action will result in a downgrade or withdrawal of its then current rating on any of the Notes and (b) for Standard & Poor’s, that Standard & Poor’s has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of the Notes.

“Record Date” means, for a Payment Date and a Book-Entry Note, the close of business on the day before that Payment Date and, for a Payment Date and a Definitive Note, the last day of the month preceding the month in which that Payment Date occurs.

“Recoveries” means, for any Terminating Lease or Closed Lease and any Collection Period, an amount equal to:

(a)                                 all amounts Posted after the date on which the Lease is marked as closed in the Servicer’s receivables system (including where the Lease is charged off by the Servicer in accordance with the Credit and Collection Policy); minus

(b)                                 Local Fees and Taxes; minus

(c)                                  Additional Amounts; minus

(d)                                 the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) any amounts that are required to be refunded to the Lessee under the Lease, Applicable Law or the Credit and Collection Policy.

“Redemption Date” means the Payment Date specified by the Servicer for a redemption of the Notes under Section 10.1 of the Indenture.

“Reference Pool Servicing Fee” has the meaning specified in Section 3.8(a)(i) of the Servicing Supplement.

“Registered Noteholder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

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“Regular Principal Payment” means, for a Payment Date, the greater of:

(a)                                 an amount (not less than zero) equal to:

(i)                                     (A) the aggregate Note Balance of the Notes as of the preceding Payment Date (or, for the first Payment Date, the 2015-B Closing Date) minus (B) the total Securitization Value as of the first day of the Collection Period that includes the Payment Date minus the Targeted Overcollateralization Amount; minus

(ii)                                  the sum of the First Priority Principal Payment and the Second Priority Principal Payment; and

(b)                                 on and after the Final Scheduled Payment Date of the Class C Notes, the Note Balance of the Class C Notes.

“Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as clarified and interpreted by the Securities and Exchange Commission or its staff.

“Required Reserve Amount” means, for the Reserve Account, $5,630,686.46, or 0.50% of the Initial Pool Balance.

“Reserve Account” means the account established and maintained under Section 4.1(a)(iv) of the Servicing Supplement.

“Reserve Account Draw Amount” means, for a Payment Date, the lesser of:

(a)                                 an amount (not less than zero) equal to (i) the sum of all payments required to be made on that Payment Date under Sections 5.1(a) through (c) of the Exchange Note Supplement (taking into account for purposes of Section 5.1(c) of the Exchange Note Supplement the payments required to be made on that Payment Date under Sections 8.2(b)(i) through (vii) of the Indenture) minus (ii) the 2015-B Collections for that Payment Date; and

(b)                                 the amount in the Reserve Account minus any investment earnings.

“Residual Interest” means a beneficial ownership interest in the Issuer, as recorded on the Trust Register.

“Responsible Person” means:

(a)                                 for the Depositor, any “Authorized Officer”, as specified in Section 4.18(a) of the Limited Liability Company Agreement;

(b)                                 for the Indenture Administrator, any “Responsible Person” designated under Section 3.6 of the Administration Agreement;

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(c)                                  for the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, for a particular matter, any other officer to whom the matter is referred because of the officer’s knowledge of and familiarity with the particular subject, and for so long as the Administration Agreement is in effect, any Responsible Person of the Indenture Administrator;

(d)                                 for the Servicer, any “Responsible Person” designated under Section 6.9 of the Servicing Supplement; and

(e)                                  for the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, for a particular matter, any other officer to whom the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and also means, for the Owner Trustee, for so long as the Administration Agreement is in effect, any Responsible Person of the Indenture Administrator.

“Reuters Screen LIBOR 01 Page” means the display page currently so designated on the Reuters Telerate Capital Markets Report (or another page that replaces it in that service for the purpose of displaying comparable rates or prices).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” has the meaning specified in Section 2.4(l) of the Indenture.

“Rule 144A Note Transfer” has the meaning specified in Section 2.4(i) of the Indenture.

“Rule 144A Notes” has the meaning specified in Section 2.4(h) of the Indenture.

“Scheduled Lease End Date” means, for any Lease, the date set forth in the Lease as the termination date, adjusted to take into account any Payment Extension through and including the Cutoff Date.

“Second Priority Principal Payment” means, for a Payment Date, the greater of:

(a)                                 an amount (not less than zero) equal to the Note Balance of the Class A Notes and the Class B Notes as of the preceding Payment Date (or, for the first Payment Date, the 2015-B Closing Date) minus the total Securitization Value as of the first day of the Collection Period that includes the Payment Date minus the First Priority Principal Payment; and

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(b)                                 on and after the Final Scheduled Payment Date of the Class B Notes, the Note Balance of the Class B Notes.

“Second-Tier Assets” means all right, title and interest of the Depositor, whether owned as of the Cutoff Date or thereafter acquired, in, to and under the 2015-B Exchange Note and all of the Depositor’s rights under the 2015-B Basic Documents, including all monies paid thereon and all monies due thereon on or after the Cutoff Date.

“Second-Tier Sale Agreement” means the Second-Tier Sale Agreement, dated as of October 1, 2015, between the Depositor, as seller, and the Issuer, as purchaser.

“Securities Account” means each account established and maintained under Section 2.1 of each Control Agreement.

“Securitization Value” means, for any:

(a)                                 Active Lease and any Collection Period (or the Cutoff Date), the sum of the present values of:

(i)                                     (A) the scheduled Base Payments (determined as of the Cutoff Date) remaining after the end of the Collection Period (or as of the Cutoff Date) or (B) for an Advance Payment Plan Lease, zero; and

(ii)                                  the Base Residual Value of the related Leased Vehicle;

in each case, computed using a discount rate equal to the higher of the Contract Rate and the Investor Rate on the basis of a 360-day year of twelve 30-day months to the beginning of the Collection Period (or the Cutoff Date) and assuming each amount is received at the end of the Collection Period in which that amount is scheduled to be received and giving effect to any Payment Extension made for the Lease on or before the Cutoff Date;

(b)                                 Terminating Lease and any Collection Period, the Base Residual Value of the related Leased Vehicle; provided, however, the Securitization Value of any Terminating Lease will be reduced to zero in the Collection Period in which an Administrative Reallocation occurs for the Lease or the related Leased Vehicle is sold; and

(c)                                  Closed Lease and any Collection Period, zero.

“Servicing Supplement” means the supplement to the Servicing Agreement, dated as of the October 1, 2015, among Ford Credit, as Servicer for the Collateral Specified Interests and the 2015-B Reference Pool and as Lender, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD Leasing LLC, as Collateral Agent.

“Similar Law” means any federal, state, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Sponsor” means Ford Credit.

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“Targeted Overcollateralization Amount” means $154,280,808.93, which is 13.70% of the Initial Pool Balance.

“Term Extension” means, for any Lease, an extension of the payment term by the Servicer in accordance with the Credit and Collection Policy, by increasing the number of Total Payments due and extending the term of the Lease for an additional month for each additional Total Payment.

“Terminating Lease” means any Lease from the beginning of the Collection Period that includes its Termination Date through the end of the Collection Period that includes its Closed Date.

“Terminating Lease Proceeds” means, for any Terminating Lease and any Collection Period, an amount equal to:

(a)                                 all amounts Posted; minus

(b)                                 Local Fees and Taxes; minus

(c)                                  Additional Amounts; minus

(d)                                 the sum of (i) any amounts expended by the Servicer that are charged to the account of the related Lessee in accordance with the Credit and Collection Policy (including collection expenses), plus (ii) all amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the related Leased Vehicle, plus (iii) any amounts that are required to be refunded to the Lessee under the Lease, Applicable Law or the Credit and Collection Policy.

“Termination Date” means, for any Lease, the earliest of:

(a)                                 its Scheduled Lease End Date;

(b)                                 the date on which the related Leased Vehicle is either:

(i)                                     in the possession of the Servicer or its agent or bailee; or

(ii)                                  purchased under the Lessee Purchase Option or Dealer Purchase Option; and

(c)                                  its Closed Date.

“Titling Company Control Agreement” means the Titling Company Account Control Agreement, dated as of October 1, 2015, among the Titling Companies, as grantors, the Indenture Trustee, as secured party, and The Bank of New York Mellon, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

“Titling Company Collateral Accounts” means the Exchange Note Collection Account and the Reserve Account, including all rights, powers and options (but none of the obligations) of the

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Titling Companies as holders of the Exchange Note Collection Account and the Reserve Account, including the immediate and continuing right to claim for, collect, receive and give receipt for all monies included in the Exchange Note Collection Account and the Reserve Account, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Titling Companies or otherwise and generally to do and receive anything that any Titling Company is or may be entitled to do or receive under the Exchange Note Collection Account and the Reserve Account or for the Exchange Note Collection Account and the Reserve Account.

“Total Payment” means, for any Lease, a level amount set forth in the Lease and payable monthly in advance by the related Lessee equal to the sum of the Base Payment plus the Local Fees and Taxes.

“Transfer” has the meaning specified in Section 2.4(k) of the Indenture.

“Trust Accounts” means the Bank Accounts and the Trust Distribution Account (if established).

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of October 1, 2015, between the Depositor and the Owner Trustee.

“Trust Distribution Account” means the account that may be established and maintained under Section 4.5 of the Servicing Supplement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.

“Trust Property” means (a) the 2015-B Exchange Note, including the rights of the Issuer as Holder of the 2015-B Exchange Note, (b) the Depositor’s rights under the First-Tier Sale Agreement, (c) the Issuer’s rights in, to and under the 2015-B Basic Documents, including its rights as assignee of the Depositor under the Second-Tier Sale Agreement, (d) all security entitlements relating to the Trust Accounts and the property deposited in or credited to any of the Trust Accounts, (e) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing and (f) all payments on or under and all proceeds in respect of any of the foregoing.

“Trust Register” and “Trust Registrar” have the meanings specified in Section 3.2 of the Trust Agreement.

“Void Rule 144A Note Transfer” has the meaning set forth in Section 2.4(i) of the Indenture.

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